EXHIBIT 99.1
News Release

Contacts:
FormFactor, Inc.	StreetSmart Investor Relations
Ron C. Foster	Brooke Deterline
Chief Financial Officer	Annie Leschin
(925) 290-4023	(925) 456-3911
IR@FormFactor.com
FOR IMMEDIATE RELEASE
FormFactor, Inc. Announces 2005 Fourth Quarter and Fiscal
Year Financial Results
Record quarterly revenues of $71.8 million, up 56% year over year
Quarterly bookings up 102% year over year; 2005 Net income sets a record.
LIVERMORE, CA — February 1, 2006 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal year 2005 and for fiscal year ended December 31, 2005. Quarterly revenues were a record $71.8 million, up 15% from $62.4 million in the third quarter of fiscal year 2005, and up 56% from $46.1 million for the fourth quarter of fiscal year 2004. Revenues for fiscal 2005 were $237.5 million, up 34% from $177.8 million in fiscal year 2004.
Joseph Bronson, President of FormFactor stated, “We are pleased with the Company’s results this quarter, as we made substantial progress ramping production at our new, industry-leading MEMS facility. Our ability to execute during a time of rapid growth enabled us to exceed our revenue and profit targets.”
Operating income for the fourth quarter of fiscal year 2005 was 19.3% of revenues, compared to 13.7% for the third quarter of fiscal year 2005, and 11.3% in the fourth quarter of fiscal year 2004. These percentages reflect incurred start-up costs related to our new manufacturing facility of $0.8 million in the fourth quarter of fiscal year 2005, $2.3 million in the third quarter of fiscal year 2005, and $2.9 million in the fourth quarter of fiscal year 2004, as the Company ramped its new factory.
Net income for the fourth quarter of fiscal year 2005 was $10.5 million or $0.25 per share on a fully diluted basis, compared to $9.8 million or $0.23 per share on a fully diluted basis for the third quarter of fiscal year 2005, and $5.8 million or $0.14 per share on a fully diluted basis for the fourth quarter of fiscal year 2004.
Net income for fiscal year 2005 was $30.2 million or $0.73 per share on a fully diluted basis, compared to $25.2 million or $0.63 per share on a fully diluted basis for fiscal year 2004.
Bookings of $82.2 million for the fourth quarter of fiscal year 2005 also set a Company record, with an increase of 31% from $62.9 million for the third quarter of fiscal year 2005 and an increase of 102% from $40.7 million for the fourth quarter of fiscal year 2004.
“Demand for the Company’s leading-edge advanced technology products continued strong throughout the year, outpacing industry growth projections. We grew 34% in 2005, matching our compound annual growth rate for the last four years. New applications utilizing new chip designs accelerate the need for our industry leading products, which reduce costs on our customers’ test floors”, said CEO Igor Khandros.
The Company has posted its revenue breakdown by region and market segment on the Investor section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investor section of the Company’s website at www.formfactor.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until February 3, 2006 at 9:30 p.m. PST and can be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering confirmation code 44474389.
About FormFactor:
FormFactor, Inc. (Nasdaq: FORM) is an industry leader in the design, development, manufacture, sale and support of precision, high-performance advanced semiconductor wafer probe cards. The Company’s products are based on its proprietary technologies, including its MicroSpring interconnect technology and design processes, which enable FormFactor to produce wafer probe cards for test applications that require reliability, speed, precision and signal integrity. FormFactor is headquartered in Livermore, California. For more information, visit the Company’s website at www.formfactor.com.
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FormFactor and MicroSpring are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, future growth and the performance of our products. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the demand for certain semiconductor devices; the Company’s ability to efficiently transition into its new manufacturing facility; and the Company’s customers continue to invest in new applications utilizing new chips which accelerate the need for new test technologies on the customers’ test floors. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the Company’s Form 10-Q for the period ended September 24, 2005, filed with the Securities and Exchange Commission (“SEC”), and other SEC filings. Copies of SEC filings made by the Company are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Fiscal Years Ended
	December 31, 2005	December 25, 2004	December 31, 2005	December 25, 2004

	(Unaudited)	(Unaudited)	(Unaudited)
(In thousands, except per share data)

Revenues	$71,819	$46,113	$237,495	$177,762
Cost of revenues	36,518	26,504	129,623	90,159
Stock-based compensation	100	160	479	626

Gross margin	35,201	19,449	107,393	86,977

Operating expenses:
Research and development	8,754	5,393	27,638	19,813
Selling, general and administrative	12,124	8,378	41,352	29,018
Stock-based compensation	470	462	3,102	2,033

Total operating expenses	21,348	14,233	72,092	50,864

Operating income	13,853	5,216	35,301	36,113

Interest income	1,370	710	4,282	2,450
Other income (expense), net	(437)	1,298	(1,091)	500

	933	2,008	3,191	2,950

Income before income taxes	14,786	7,224	38,492	39,063
Provision for income taxes	4,306	1,402	8,310	13,885

Net income	$10,480	$5,822	$30,182	$25,178

Net income per share:
Basic	$0.26	$0.15	$0.76	$0.67

Diluted	$0.25	$0.14	$0.73	$0.63

Weighted-average number of shares used in per share calculations:

Basic	40,118	38,378	39,547	37,647

Diluted	41,859	40,643	41,590	40,054

FORMFACTOR, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 25,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,217	$34,836
Marketable securities	180,391	156,647
Accounts receivable, net of allowance for doubtful accounts	43,967	25,054
of $74 in 2005 and $41 in 2004
Inventories	18,404	11,232

Deferred tax assets	11,396	7,587
Prepaid expenses and other current assets	7,169	4,760

Total current assets	292,544	240,116

Restricted cash	2,250	2,250

Property and equipment, net	81,588	59,356

Deferred tax assets	4,518	570
Other assets	461	274

Total assets	$381,361	$302,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$26,369	$17,556
Accrued liabilities	30,164	14,685
Deferred rent	313	—
Deferred revenue and customer advances	3,588	2,770

Total current liabilities	60,434	35,011

Deferred revenue and customer advances	—	195
Deferred rent	3,138	2,185

Total liabilities	63,572	37,391

Stockholders’ equity
Common stock, $0.001 par value	40	39
Additional paid in capital	268,291	249,149
Deferred stock-based compensation	(2,495)	(5,413)
Accumulated other comprehensive loss	(359)	(730)
Retained earnings	52,312	22,130

Total stockholders’ equity	317,789	265,175

Total liabilities and stockholders’ equity	$381,361	$302,566